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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this post-effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-33022) of our report dated March 20, 2000, except as to Note 2 which is as of July 21, 2000 and the fifth paragraph of Note 1 which is as of August 2, 2000, relating to the financial statements of Versicor Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
August 2, 2000